1


                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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  Dollars in millions
                                                    Twelve months ended December 31
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                                              1998        1997     1996     1995     1994
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
  Earnings:
    Net income                               $  963      $1 465   $1 574   $1 296   $1 215
    Add: income taxes                           454         689      758      610      610
    Less: equity in undistributed income
      of all affiliates accounted for by
      the equity method                          79          40       25       16       21
    Add: fixed charges, excluding interest
      on deposits                             8 584       7 756    6 502    5 452    4 483
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  Earnings available for fixed charges,
    excluding interest on deposits            9 922       9 870    8 809    7 342    6 287
  Add: interest on deposits                   2 823       2 753    2 541    2 520    1 946
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  Earnings available for fixed charges,
    including interest on deposits           12 745      12 623   11 350    9 862    8 233
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Fixed charges:
  Interest expense, excluding interest on
    deposits                                  8 537       7 728    6 470    5 414    4 452
  Interest factor in net rental expense          47          28       32       38       31
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  Total fixed charges, excluding interest
    on deposits                               8 584       7 756    6 502    5 452    4 483
  Add: interest on deposits                   2 823       2 753    2 541    2 520    1 946
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Total fixed charges, including interest
    on deposits                              11 407      10 509    9 043    7 972    6 429
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Ratio of earnings to fixed charges:
  Excluding interest on deposits               1.16        1.27     1.35     1.35     1.40
  Including interest on deposits               1.12        1.20     1.26     1.24     1.28
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

1


                                   EXHIBIT 12

         Computation of Ratio of Earnings to Combined Fixed Charges and
                            Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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  Dollars in millions
                                                      Twelve months ended December 31
------------------------------------------------------------------------------------------
                                               1998        1997     1996     1995     1994
------------------------------------------------------------------------------------------
Earnings:
    Net income                               $  963      $1 465   $1 574   $1 296   $1 215
    Add: income taxes                           454         689      758      610      610
    Less: equity in undistributed income
      of all affiliates accounted for by
      the equity method                          79          40       25       16       21
    Add: fixed charges, excluding interest
      on deposits                             8 637       7 756    6 502    5 452    4 483
------------------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits            9 975       9 870    8 809    7 342    6 287
  Add: interest on deposits                   2 823       2 753    2 541    2 520    1 946
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  Earnings available for fixed charges,
    including interest on deposits           12 798      12 623   11 350    9 862    8 233
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Fixed charges:
  Interest expense, excluding interest on
    deposits                                  8 537       7 728    6 470    5 414    4 452
  Interest factor in net rental expense          47          28       32       38       31
  Preferred stock dividends                      53          51       49       35       30
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  Total fixed charges, excluding interest
    on deposits                               8 637       7 807    6 551    5 487    4 513
  Add: interest on deposits                   2 823       2 753    2 541    2 520    1 946
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Total fixed charges, including interest
    on deposits                              11 460      10 560    9 092    8 007    6 459
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Ratio of earnings to fixed charges and
preferred stock dividends:
  Excluding interest on deposits               1.15        1.26     1.34     1.34     1.39
  Including interest on deposits               1.12        1.20     1.25     1.23     1.27
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